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                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY

                                      TO

                         TENDER SHARES OF COMMON STOCK

                                      OF

                                VARIFLEX, INC.

  AS SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE, THIS FORM OR A FACSIMILE OF IT MUST BE USED TO ACCEPT THE OFFER (AS DEFINED BELOW) IF:

    (a) certificates for Common Stock, $.001 par value (the "Shares") of Variflex, Inc., a Delaware corporation (the "Company"), are not immediately available; or

    (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

    (c) time will not permit the Letter of Transmittal or other required documents to reach the American Stock Transfer & Trust Company referred to below before the Expiration Time (as defined in Section 1 of the Offer to Purchase referred to below).

  This form or a facsimile of it, signed and properly completed may be delivered by hand or transmitted by telegram, facsimile transmission or mail, to the American Stock Transfer & Trust Company by the Expiration Time (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                  TO: AMERICAN STOCK TRANSFER & TRUST COMPANY
                                40 Wall Street
                                  46th Floor
                              New York, NY 10005
                           Telephone: (718) 921-8200
                           Facsimile: (718) 234-5001
                     Attention: Reorganization Department

  DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN THE ONE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE VALID DELIVERY. THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Variflex, Inc., a Delaware corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to conditions set forth in the Company's Offer to Purchase, dated December 18, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is
hereby acknowledged,            Shares pursuant to the guaranteed delivery
procedure set forth in Section 3 of the Offer to Purchase.

                PRICE (IN DOLLARS) PER SHARE OF COMMON STOCK AT
                WHICH SHARES OF COMMON STOCK ARE BEING TENDERED

             IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
               USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR
                             EACH PRICE SPECIFIED

                           CHECK ONLY ONE BOX BELOW.
                       IF MORE THAN ONE BOX IS CHECKED,
              THERE IS NO VALID TENDER OF SHARES OF COMMON STOCK

                 FAILURE TO CHECK ANY BOX BELOW WILL BE DEEMED
                     TO CONSTITUTE A TENDER AT THE MINIMUM
                        PRICE OF $5.00 PER COMMON SHARE

                           SHARES TENDERED AT PRICE
                           DETERMINED BY STOCKHOLDER

             [_] $5.00  [_] $5.25  [_] $5.50  [_] $5.75  [_] $6.00

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                                   ODD LOTS
               (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

  To be completed ONLY if Shares are being tendered by or on behalf of a Person owning beneficially, as of December 18, 1998, an aggregate of fewer than 100 Shares, and will continue to be the beneficial owner of such Shares at the Expiration Time.

  THE UNDERSIGNED EITHER (CHECK ONE BOX):

  [_] was the beneficial owner as of December 18, 1998 of an aggregate of fewer than 100 Shares, and will continue to be the beneficial owner of such Shares at the Expiration Time, all of which are being tendered; or

  [_] is a broker, dealer, commercial bank, trust company or other nominee that:

    (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

    (b) believes, based upon representations made to it by such beneficial owners, that each such Person was the beneficial owner as of December 18, 1998 of an aggregate of fewer than 100 Shares, and is tendering all of such Shares.

  In addition, the undersigned is tendering Shares either (check one box):

  [_] at the Purchase Price (as defined in the Offer), as the same shall be selected by the Company in accordance with the terms of the Offer (person checking this box need not indicate the price per Share above); or

  [_] at the price per share of Common Stock indicated above under "Price (in
     Dollars) Per Share of Common Stock at Which Shares of Common Stock Are Being Tendered" on this Notice of Guaranteed Delivery.

Number of Shares: _____________________________________________________________

Certificate Nos. (if available): ______________________________________________

If Shares will be delivered by book-entry transfer: ___________________________

Name of Tendering Institution: ________________________________________________

Account No. ___________________________________________________________________

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 At the Depository Trust Company

 ___________________________________      ___________________________________
 (Signatures(s))                          (Name(s)) (Please Print)


 ___________________________________      ___________________________________
 (Signatures(s))                          (Name(s)) (Please Print)


 ___________________________________      ___________________________________
 (Address)                                (Area Code and Telephone No.)


 ___________________________________      ___________________________________
 (Address)                                (Zip Code)



                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the Stock Transfer Association's approved medallion program (such as STAMP, SEMP, or MSP) or which is a commercial bank or trust company having an office, branch or agency in the United States, guarantees (i) that the above-named persons(s) own(s) the Shares tendered hereby within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 13e-4, and (iii) to deliver to the American Stock Transfer & Trust Company, at its address set forth above, Share certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Company's account at The Depository Trust Company; in each case with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed and any other required documents, all within three The Nasdaq National Market trading days of the date hereof.

 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Name: _____________________________________________________________________

 Title: ____________________________________________________________________

 Address: __________________________________________________________________
                                                                   (ZIP CODE)
 Area Code and Telephone No.: ______________________________________________

 Dated: __________________



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